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                                                                    Exhibit 99.2


                                                                       EXHIBIT 2
                                                                       ---------

                             JOINT FILING AGREEMENT
                          PURSUANT TO RULE 13D-1(K)(1)

         The undersigned acknowledge and agree that the foregoing Statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Dated:  February 7, 2002


                                     WARBURG, PINCUS EQUITY PARTNERS, L.P.

                                     By:     Warburg, Pincus & Co.,
                                             General Partner



                                     By:       /s/ Scott A. Arenare
                                        ---------------------------------------
                                     Name:  Scott A. Arenare
                                     Title:  General Partner

                                     WARBURG, PINCUS & CO.



                                     By:       /s/ Scott A. Arenare
                                        ---------------------------------------
                                     Name:  Scott A. Arenare
                                     Title:  General Partner

                                     WARBURG, PINCUS LLC



                                     By:       /s/ Scott A. Arenare
                                        ---------------------------------------
                                     Name:  Scott A. Arenare
                                     Title:  Member and Managing Director